UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment No. 1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 2015 (the “Original Report”), to amend the disclosures provided in Item 5.07 of the Original Report.  The Original Report inadvertently omitted certain voting results.  This Amendment No. 1 to the Original Report amends and restates Item 5.07 of the Original Report, and except as set forth herein, no other amendments to the Original Report are made by this Amendment No. 1 to the Original Report.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On April 28, 2015, we held our 2015 annual meeting of stockholders (the “Annual Meeting”).

The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1: Election of Directors

Stockholders elected all Class II director nominees to hold office for terms expiring at the 2018 Annual Meeting.

Nominee	For	Withheld	Broker Non- Votes
Mr. Lloyd Hill	244,585,794	107,962	2,085,866
Mr. Ning Ye	234,913,297	9,780,459	2,085,866
Mr. Howard Koch	236,752,360	7,941,426	2,085,836

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
246,644,889	76,515	58,218	0

Proposal 3: Advisory Vote on Executive Compensation

Stockholders approved, on a non-binding advisory basis, the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Votes
244,525,853	116,969	50,934	2,085,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: April 30, 2015	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer